UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)
Virginia (State or other Jurisdiction of Incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Identification No.)

75 State Street, Boston, Massachusetts (Address of Principal Executive Offices)	02109 (Zip Code)

Registrant’s telephone number, including area code:  (617) 346-7200

n/a

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 26, 2014, the Federal Reserve (FRB) announced that, based on qualitative concerns, it objected to the capital plan of Santander Holdings USA, Inc. ("SHUSA") and required resubmission of the capital plan.

The FRB does not permit bank holding companies to disclose confidential supervisory information regarding capital plans submitted in the Comprehensive Capital Analysis Review (“CCAR”) process.  However, the FRB has established a process for resubmission of CCAR capital plans, which are fully described in the Capital Planning rule (12 CFR 225.8).  SHUSA plans to resubmit its capital plan in accordance with the timetable established with the FRB.  SHUSA plans to address the issues identified by the FRB in its resubmitted capital plan.  The FRB does not permit bank holding companies to disclose the ongoing status of any resubmitted capital plan.

The FRB did not object to SHUSA’s payment of dividends on its outstanding class of preferred stock.

The FRB calculated that SHUSA’s minimum Tier 1 common ratio under the FRB Severely Adverse scenario would be 7.9%.

SHUSA’s CCAR Results under the FRB Severely Adverse Scenario

CCAR results under the FRB Severely Adverse scenario calculated by SHUSA show that its Tier 1 Common ration remains above the 5% minimum and above the 4.5% minimum for Common Equity Tier 1 throughout the 9-quarter forecast.

Projected Capital Ratios through Q4 2015 under the FRB Severely Adverse Scenario with Original Capital Actions

	Actual	Stressed Capital Ratios		CCAR
	Q3 2013	Q4 2015	Minimum*	Requirement
Tier 1 common ratio (%)	13.7%	7.8%	7.8%	5.0%
Common equity tier 1 ratio (%)		7.8%	7.8%	4.5%
Tier 1 risk-based capital ratio (%)	14.4%	10.2%	10.2%	6.0%
Total risk-based capital ratio (%)	16.5%	12.4%	12.4%	8.0%
Tier 1 leverage ratio (%)	12.4%	9.5%	9.5%	4.0%

* “Minimum” means the lowest result for any quarter over the 9 quarter planning horizon.

As discussed in SHUSA’s DFAST results disclosure in a Form 8-K dated March 20, 2014, the primary factor in the reduction of SHUSA’s projected capital ratios during the 9-quarter forecast horizon is the pro forma consolidation of Santander Consumer USA Inc. (“SCUSA”) into SHUSA during Q1 2014.

These results reflect the following capital actions included in SHUSA’s capital plan:

1)	Conversion of $750 million subordinated debt of SHUSA with its parent, Banco Santander S.A. (“Santander”) to $750 million of common stock during Q1 2014
2)	Issuance of $1 billion of preferred stock to Santander during Q1 2014
3)	Quarterly dividend payment on SHUSA’s existing Series C preferred stock and on the new $1 billion preferred stock issuance

These results did not include the following additional capital actions which were completed on February 21, 2014 and disclosed in a Form 8-K dated February 27, 2014:

1)	Issuance of $1 billion of common stock to Santander which replaced the abovementioned planned issuance of $1 billion of preferred stock

2)	Issuance of an additional $750 million of common stock to Santander

These additional actions increased SHUSA’s common equity and would have further improved SHUSA’s projected Tier 1 common ratio to 10.2% under the FRB Severely Adverse Scenario.

SHUSA’s projected stressed capital ratios under the FRB Severely Adverse scenario including the capital actions completed on February 21, 2014 are as follows:

Projected Capital Ratios through Q4 2015 under the FRB Severely Adverse Scenario Reflecting the Capital Actions Completed on February 21, 2014

	Actual	Stressed Capital Ratios
	Q3 2013	Q4 2015	Minimum*
Tier 1 common ratio (%)	13.7%	10.2%	10.2%
Common equity tier 1 ratio (%)		10.1%	10.1%
Tier 1 capital ratio (%)	14.4%	11.3%	11.3%
Total risk-based capital ratio (%)	16.5%	13.5%	13.5%
Tier 1 leverage ratio (%)	12.4%	10.5%	10.5%

* “Minimum” means the lowest result for any quarter over the 9-quarter planning horizon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.
Dated: March 26, 2014	By: Name: Title:	/s/ Gerard A. Chamberlain Gerard A. Chamberlain Senior Vice President and Assistant Secretary